Outbrain Announces Fourth Quarter 2023 Results
New York – February 29, 2024 — Outbrain Inc. (Nasdaq: OB), a leading technology platform that drives business results by engaging people across the Open Internet, announced today financial results for the quarter and full year ended December 31, 2023.
“We finished 2023 by delivering results within our Ex-TAC gross profit and Adjusted EBITDA guidance ranges with growth in Ex-TAC gross profit, and strong growth in Adjusted EBITDA and free cash flow,” said David Kostman, Outbrain’s co-CEO. “These results would not have been possible without the resilience and unwavering commitment of our team in the face of such challenging geopolitical events. As we look to 2024 and beyond, we are excited about the opportunities on the Open Internet and believe that we are well positioned to capitalize on them to become one of the largest gateways to the Open Internet for advertisers across the full funnel. We expect that the strategic efforts we have in place and our incredible leadership team’s focus on execution will position us well to return to growth in 2024, with the groundwork for double digit growth in Ex-TAC gross profit and 20%+ Adjusted EBITDA margin in 2025,” added Kostman.
In a separate release today, Outbrain announced that David Kostman will assume the role of sole CEO. Yaron Galai will step down from his role as co-CEO and continue in his role as Chairman of the Board and, until the end of the year, also as advisor to the Company.
Fourth Quarter and Full Year 2023 Key Financial Metrics:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions USD)	2023	2022	% Change	2023	2022	% Change
Revenue	$248.2	$258.0	(4)%	$935.8	$992.1	(6)%
Gross profit	53.2	48.1	11%	184.8	192.7	(4)%
Net income (loss)	4.1	(7.7)	152%	10.2	(24.6)	142%
Net cash provided by operating activities	25.5	17.1	49%	13.7	3.8	261%
Non-GAAP Financial Data*
Ex-TAC gross profit	63.8	59.2	8%	227.4	234.8	(3)%
Adjusted EBITDA	14.0	7.1	97%	28.5	26.3	8%
Adjusted net income (loss)	4.3	(7.2)	160%	(3.9)	(23.6)	84%
Free cash flow	21.0	11.5	83%	(6.5)	(22.1)	71%
_____________________________
* See non-GAAP reconciliations below
Fourth Quarter 2023 Financial Results:
•Revenue of $248.2 million, a decrease of $9.8 million, or 4%, compared to $258.0 million in the prior year period. Revenue decreased $14.5 million on a constant currency basis, excluding net favorable foreign currency effects of approximately $4.8 million.
•Gross profit of $53.2 million, an 11% year-over-year increase, compared to $48.1 million in the prior year period, including net favorable foreign currency effects of approximately $1.0 million. Gross margin increased to 21.4%, compared to 18.6% in the prior year period.

•Ex-TAC gross profit of $63.8 million, an 8% year-over-year increase, compared to $59.2 million in the prior year period, including net favorable foreign currency effects of approximately $1.1 million. The reported increase was primarily driven by improved revenue mix and performance from certain deals, resulting in an ex-TAC margin improvement of approximately 270 basis points.
•Net income of $4.1 million, compared to net loss of $7.7 million in the prior year period.
•Adjusted net income of $4.3 million, compared to adjusted net loss of $7.2 million in the prior year period.
•Adjusted EBITDA of $14.0 million, compared to Adjusted EBITDA of $7.1 million in the prior year period, primarily reflecting higher Ex-TAC gross profit and lower operating expenses. Adjusted EBITDA in the current year period included net favorable foreign currency effects of approximately $1.5 million.
•Generated net cash provided by operating activities of $25.5 million, compared to $17.1 million in the prior year period. Free cash flow was $21.0 million, as compared to $11.5 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $231.0 million, comprised of cash and cash equivalents of $70.9 million and investments in marketable securities of $160.1 million, as of December 31, 2023. Our balance sheet as of December 31, 2023 also included long-term convertible notes of $118.0 million.
Full Year 2023 Financial Results:
•Revenue of $935.8 million, a decrease of $56.3 million, or 6%, compared to $992.1 million in the prior year period, including net favorable foreign currency effects of approximately $5.0 million.
•Gross profit of $184.8 million, a 4% year-over-year decrease, compared to $192.7 million in the prior year period, including net favorable foreign currency effects of approximately $1.0 million. Gross margin increased to 19.7% in 2023, compared to 19.4% in 2022.
•Ex-TAC gross profit of $227.4 million, a 3% year-over-year decrease, compared to $234.8 million in the prior year period, including net favorable foreign currency effects of approximately $1.1 million.
•Net income of $10.2 million, including net one-time benefits of $14.1 million, compared to net loss of $24.6 million, including net one-time expenses of $1.0 million in the prior year. See non-GAAP reconciliations below for details of one-time items.
•Adjusted net loss of $3.9 million, compared to adjusted net loss of $23.6 million in the prior year.
•Adjusted EBITDA of $28.5 million, compared to $26.3 million in the prior year. Adjusted EBITDA included net favorable foreign currency effects of approximately $5.9 million.
•Generated net cash provided by operating activities of $13.7 million, compared to $3.8 million in the prior year. Free cash flow was a use of cash of $6.5 million, compared to a use of cash of $22.1 million in the prior year.
•In connection with our investment program, we generated investment income on our available-for-sale securities of $8.1 million in 2023, as compared to $3.6 million in 2022, while our interest expense declined to $5.4 million in 2023 from $7.6 million in 2022, primarily as a result of our convertible notes repurchase.

Share Repurchases:
As of December 31, 2023, we have repurchased a total of 3,729,462 shares for $17.8 million, including related costs, under our $30 million stock repurchase program authorized in December 2022. The remaining availability under the repurchase program was $12.4 million as of December 31, 2023.
2024 Full Year and First Quarter Guidance
The following forward-looking statements reflect our expectations for 2024.
For the first quarter ending March 31, 2024, we expect:
•Ex-TAC gross profit of $50.5 million to $53.5 million
•    Adjusted EBITDA of $(1) million to $1 million
For the full year ending December 31, 2024, we expect:
•    Ex-TAC gross profit of $238 million to $248 million
•    Adjusted EBITDA of $30 million to $35 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Thursday, February 29th at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-869-3847 or for international callers, 1-201-689-8261. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13743951. The replay will be available until March 14, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC margin, Adjusted EBITDA, free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with U.S. GAAP.

Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information being presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing first quarter and full year 2024 guidance and forward-looking financial information regarding 2025 on a non-GAAP basis. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, as well as Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on convertible debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on convertible debt, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with U.S. GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing wars between Ukraine-Russia and Israel-Hamas, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the pace of recovery or any resurgences of the COVID-19 pandemic, and the impact of challenging economic conditions and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit our ability to market, support and innovate on our products due to the impact on our employees as well as our advertisers and their advertising markets, our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure, significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of our cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2022 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.

About Outbrain
Outbrain (Nasdaq: OB) is a leading technology platform that drives business results by engaging people across the Open Internet. Outbrain predicts moments of engagement to drive measurable outcomes for advertisers and publishers using AI and machine learning across more than 8,000 online properties globally. Founded in 2006, Outbrain is headquartered in New York with offices in Israel and across the United States, Europe, Asia-Pacific, and South America.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)
Revenue	$248,229	$257,966	$935,818	$992,082
Cost of revenue:
Traffic acquisition costs	184,425	198,724	708,449	757,321
Other cost of revenue	10,572	11,153	42,571	42,108
Total cost of revenue	194,997	209,877	751,020	799,429
Gross profit	53,232	48,089	184,798	192,653
Operating expenses:
Research and development	8,369	9,462	36,402	40,320
Sales and marketing	25,254	26,447	98,370	108,816
General and administrative	13,899	15,850	58,665	57,065
Total operating expenses	47,522	51,759	193,437	206,201
Income (loss) from operations	5,710	(3,670)	(8,639)	(13,548)
Other income (expense), net:
Gain on convertible debt	—	—	22,594	—
Interest expense	(965)	(1,877)	(5,393)	(7,625)
Interest income and other income, net	2,060	4,310	7,793	2,600
Total other income (expense), net	1,095	2,433	24,994	(5,025)
Income (loss) before provision for income taxes	6,805	(1,237)	16,355	(18,573)
Provision for income taxes	2,748	6,512	6,113	6,008
Net income (loss)	$4,057	$(7,749)	$10,242	$(24,581)

Weighted average shares outstanding:
Basic	50,076,364	52,458,327	50,900,422	55,615,385
Diluted	50,108,460	52,458,327	56,965,299	55,615,385

Net income (loss) per common share:
Basic	$0.08	$(0.15)	$0.20	$(0.44)
Diluted	$0.08	$(0.15)	$(0.06)	$(0.44)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	December 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,889	$105,580
Short-term investments in marketable securities	94,313	166,905
Accounts receivable, net of allowances	189,334	181,258
Prepaid expenses and other current assets	47,240	46,761
Total current assets	401,776	500,504
Non-current assets:
Long-term investments in marketable securities	65,767	78,761
Property, equipment and capitalized software, net	42,461	39,890
Operating lease right-of-use assets, net	12,145	11,065
Intangible assets, net	20,396	24,574
Goodwill	63,063	63,063
Deferred tax assets	38,360	35,735
Other assets	20,669	27,556
TOTAL ASSETS	$664,637	$781,148
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$150,812	$147,653
Accrued compensation and benefits	18,620	19,662
Accrued and other current liabilities	119,703	126,092
Deferred revenue	8,486	6,698
Total current liabilities	297,621	300,105
Non-current liabilities:
Long-term debt	118,000	236,000
Operating lease liabilities, non-current	9,217	8,445
Other liabilities	16,735	18,812
TOTAL LIABILITIES	$441,573	$563,362

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized, 61,567,520 shares issued and 49,726,518 shares outstanding as of December 31, 2023; one billion shares authorized, 60,175,020 share issued and 52,226,745 shares outstanding as of December 31, 2022.	62	60
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	468,525	455,831
Treasury stock, at cost − 11,841,002 shares as of December 31, 2023 and 7,948,275 shares as of December 31, 2022	(67,689)	(49,168)
Accumulated other comprehensive loss	(9,052)	(9,913)
Accumulated deficit	(168,782)	(179,024)
TOTAL STOCKHOLDERS’ EQUITY	223,064	217,786
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$664,637	$781,148

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,057	$(7,749)	$10,242	$(24,581)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on convertible debt	—	—	(22,594)	—
Stock-based compensation	2,988	2,865	12,141	11,660
Depreciation and amortization of property and equipment	1,720	3,064	6,915	11,125
Amortization of capitalized software development costs	2,372	2,479	9,633	9,540
Amortization of intangible assets	853	1,560	4,154	6,254
Provision for credit losses	1,931	1,082	8,008	3,291
Non-cash operating lease expense	1,092	1,085	4,453	4,309
Deferred income taxes	(1,478)	4,510	(4,312)	(3,853)
Amortization of discount on marketable securities	(729)	(1,210)	(3,604)	(1,975)
Other	(483)	(1,983)	(717)	(644)
Changes in operating assets and liabilities:
Accounts receivable	(16,939)	(11,510)	(12,946)	5,283
Prepaid expenses and other current assets	2,409	(10,230)	843	(18,419)
Accounts payable and other current liabilities	27,127	40,382	(1,228)	7,965
Operating lease liabilities	(1,018)	(1,204)	(4,297)	(4,246)
Deferred revenue	1,524	280	1,621	2,184
Other non-current assets and liabilities	51	(6,341)	5,434	(4,080)
Net cash provided by operating activities	25,477	17,080	13,746	3,813

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(77)	—	(389)	(45,151)
Purchases of property and equipment	(2,257)	(2,524)	(10,127)	(13,375)
Capitalized software development costs	(2,243)	(3,076)	(10,107)	(12,569)
Purchases of marketable securities	(44,658)	(53,167)	(131,543)	(262,171)
Proceeds from sales and maturities of marketable securities	35,228	15,500	221,878	15,500
Other	(63)	(49)	(72)	(132)
Net cash (used in) provided by investing activities	(14,070)	(43,316)	69,640	(317,898)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt obligations	—	—	(96,170)	—
Treasury stock repurchases and share withholdings on vested awards	(5,270)	(6,774)	(18,521)	(32,664)
Principal payments on finance lease obligations	(353)	(608)	(1,830)	(3,190)
Proceeds from exercise of common stock options and warrants	—	211	—	4,155
Payment of contingent consideration liability up to acquisition fair value	—	—	(547)	—
Net cash used in financing activities	(5,623)	(7,171)	(117,068)	(31,699)

Effect of exchange rate changes	564	1,132	(1,004)	(4,043)

Net increase (decrease) in cash, cash equivalents and restricted cash	$6,348	$(32,275)	$(34,686)	$(349,827)
Cash, cash equivalents and restricted cash — Beginning	64,731	138,040	105,765	455,592
Cash, cash equivalents and restricted cash — Ending	$71,079	$105,765	$71,079	$105,765

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$248,229	$257,966	$935,818	$992,082
Traffic acquisition costs	(184,425)	(198,724)	(708,449)	(757,321)
Other cost of revenue	(10,572)	(11,153)	(42,571)	(42,108)
Gross profit	53,232	48,089	184,798	192,653
Other cost of revenue	10,572	11,153	42,571	42,108
Ex-TAC gross profit	$63,804	$59,242	$227,369	$234,761

Gross margin	21.4%	18.6%	19.7%	19.4%
Ex-TAC gross profit as % of Revenue	25.7%	23.0%	24.3%	23.7%
The following table presents the reconciliation of net income (loss) to Adjusted EBITDA, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$4,057	$(7,749)	$10,242	$(24,581)
Gain on repurchase of convertible debt	—	—	(22,594)	—
Interest expense	965	1,877	5,393	7,625
Interest income and other income, net	(2,060)	(4,310)	(7,793)	(2,600)
Provision from income taxes	2,748	6,512	6,113	6,008
Depreciation and amortization	4,945	7,103	20,702	26,919
Stock-based compensation	2,988	2,865	12,141	11,660
Regulatory matter costs, net of recoveries	—	324	742	(1,875)
Merger and acquisition, public company implementation costs(1)	—	473	—	2,515
Severance and related costs	361	21	3,509	603
Adjusted EBITDA	$14,004	$7,116	$28,455	$26,274

Net income (loss) as % of gross profit	7.6%	(16.1)%	5.5%	(12.8)%
Adjusted EBITDA as % of Ex-TAC gross profit	21.9%	12.0%	12.5%	11.2%
_______________________________________________
(1)Includes our public company implementation costs and costs related to our acquisition of video intelligence AG (“vi”) in January 2022.

OUTBRAIN INC.
Non-GAAP Reconciliations - Continued
(In thousands, except for share and per share data)
(Unaudited)
The following table presents the reconciliation of net income (loss) and diluted EPS to adjusted net income (loss) and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$4,057	$(7,749)	$10,242	$(24,581)
Adjustments:
Gain on repurchase of convertible debt	—	—	(22,594)	—
Regulatory matter costs, net of recoveries	—	324	742	(1,875)
Merger and acquisition, public company implementation costs(1)	—	473	—	2,515
Severance and related costs	361	21	3,509	603
Total adjustments, before tax	361	818	(18,343)	1,243
Income tax effect	(97)	(233)	4,234	(281)
Total adjustments, after tax	264	585	(14,109)	962
Adjusted net income (loss)	$4,321	$(7,164)	$(3,867)	$(23,619)

Diluted weighted average shares	50,108,460	52,458,327	50,900,422	55,615,385

Diluted net income (loss) per share - reported	$0.08	$(0.15)	$(0.06)	$(0.44)
Adjustments, after tax	0.01	0.01	(0.02)	0.02
Diluted net income (loss) per share - adjusted	$0.09	$(0.14)	$(0.08)	$(0.42)
_______________________________________________
(1)Includes our public company implementation costs and costs related to our acquisition of vi in January 2022.
The following table presents the reconciliation of net cash provided by operating activities to free cash flow, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$25,477	$17,080	$13,746	$3,813
Purchases of property and equipment	(2,257)	(2,524)	(10,127)	(13,375)
Capitalized software development costs	(2,243)	(3,076)	(10,107)	(12,569)
Free cash flow	$20,977	$11,480	$(6,488)	$(22,131)